Memo Attachment:

77C:  Matters submitted to a vote of security holders:

Please refer to two separate filings done by CitiStreet Funds (formally American Odyssey).
1. DEFS14A filed on April 4, 2001, accession # 000950123-01-003122
2. 497 filed on April 4, 2001, accession # 0000950123-01-003121